AMADEUS BASIN TO DARWIN GAS PIPELINE















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                                  DEED OF TRUST

                                AMADEUS GAS TRUST
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                          FREEHILL, HOLLINGDALE & PAGE,
                                   SOLICITORS,
                              LEVEL 30, MLC CENTRE,
                               19-29 MARTIN PLACE,
                                SYDNEY. NSW. 2000
                                  DX 361 SYDNEY


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                                      INDEX

Part              Subject                                                   Page

I                 Interpretation                                              2

II                Establishment of the Trust                                  9

III               Units                                                      10

IV                Creation and Issue of Units                                11

V                 Register of Unit Holders and Certificates                  14

VI                Transfer, Mortgage and Redemption of Units                 16

VII               Period of the Trust, Income of the Fund and                18
                  Termination of the Trust

VIII              Powers and Discretions of the Trustee                      23

IX                Accounts and Audit                                         32

X                 Amendment and Variation                                    35

XI                Determinations of Trustee                                  35

XII               The Trustee                                                36

XIII              Notices                                                    39

XIV               Governing Law                                              41


Schedule

First             First Unit Holders                                         42

Second            Unit Certificate                                           43

Third             Form of Transfer                                           44

Fourth            Rights and Obligations Attaching to Special Unit           45

Fifth             Special Distribution Rights Attaching to Units             52
                  held by Darnor Pty. Limited



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                                AMADEUS GAS TRUST


THIS TRUST DEED is made the ______ day of June BETWEEN


DAVID KEMPTHORNE STONE of 21 Myilly Terrace, Larrakeyah, The Northern Territory of Australia (the "Settlor") of the one part and

N.T. GAS PTY. LIMITED a company incorporated in The Northern Territory of Australia and having its registered office at C/- Wardell Nominees Pty. Limited, 1st Floor, 19 The Mall, Darwin in that Territory (the "Trustee") of the other part.


WHEREAS


A. The Settlor intends to establish trusts for the benefit of the persons referred to in the First Schedule hereto and other persons who become beneficiaries of the trusts on and subject to the provisions of this deed.

B. The Trustee has agreed to be the trustee of the trusts and to hold on trust on and subject to the provisions of this deed the money, rights, property and assets that are from time to time the subject of the trusts.


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C.       Before the execution of this deed the  Settlor  paid the sum of $101.00 to the Trustee upon the trusts and subject to the terms and conditions herein declared and contained.


NOW THIS DEED WITNESSES AS FOLLOWS  -

                                     Part I

                                 Interpretation

1.1 In this deed and in all documents issued hereunder, unless the contrary intention appears -

         "assessable income" means the total assessable income of the Fund calculated in accordance with the provisions of the Income Tax Assessment Act 1936 of the Commonwealth;

         "Auditors" means the auditors of the Fund appointed under Part IX of this deed;

         "Act" means the Companies Act (Northern Territory);

         "CA" means the agreement entitled "Construction Agreement" between the Trustee and NTEC proposed to be dated 28 June 1985;

         "Darnor" means Darnor Pty. Limited;


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         "distribute" includes pay or transfer;

         "financial year" means the period from the date of execution of this deed until midnight on 30th June 1985, each subsequent period of 12 months ending at midnight on the 30th day of June preceding the vesting date, or the period from midnight on the 30th day of June immediately preceding the vesting date until the vesting date;

         "Fund" means -

         (a) the sum of $101.00 paid by the Settlor to the Trustee before the execution of this deed;

         (b) the other money, rights, property and assets from time to time paid or transferred to and taken by, or otherwise acquired by, the Trustee and held by the Trustee under the Trust including money borrowed or raised by the Trustee and such rights as are expected to be obtained by the Trustee under the GSA, CA, GAA and Lease;

         (c) all other additions and all accretions to that money and those rights, property and assets;


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         (d)      the income  produced by that money and those rights,  property and assets or earned or derived by the Trustee in its capacity as trustee for the time being held by the Trustee (other than net income in respect of any financial year that has been transferred under clause 7.6 to accounts in the accounting records of the Fund in the names of the persons who have the right to receive and to be paid the net income);

         "GAA" means the agreement entitled "Gas Acquisition Agreement" between the Trustee and Gasgo Pty. Limited proposed to be dated 28 June 1985;

         "GSA" means the agreement entitled "Gas Sale Agreement" between the Trustee and NTEC proposed to be dated 28 June 1985 and includes any renewal thereof;

         "holder", in relation to a unit or units means the person at the time recorded in the Register as the holder of that unit or those units;

         "Lease"  means the lease  between the Trustee as Lessee and ANZ Leasing
         (NT) Pty. Limited as Lessor proposed to be dated 28 June 1985;

         "month" means a calendar month;

         "net income" means net income of the Fund as determined in accordance with the terms and provisions of Division 6 of Part III of the Income Tax Assessment Act 1936 in respect of the relevant period;


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         "NTEC" means the Northern Territory Electricity Commission;

         "pay" includes tender cash or a bank cheque in favour of the payee that has not been endorsed by a person other than the issuing bank;

         "perpetuity period" means the period from the date of execution of this deed until the earlier of the day immediately preceding the 21st anniversary of the date of the death of the last survivor of the lineal descendants living at the date of execution of this deed of His Late Majesty King George VI and the day immediately preceding the 80th anniversary of the date hereof;

         "person" includes a body corporate;

         "Pipeline" shall have the meaning ascribed thereto in the GSA;

         "proper officer", in relation to the Trustee or a unit holder (including in this paragraph the Special Unit holder) where the Trustee or the unit holder is a corporation, means a director or the secretary of the Trustee or the unit holder, as the case may be, or another officer of the Trustee or the unit holder, as the case may be, of whose authority the others of the Trustee and the unit holders have been given notice by the Trustee or the unit holder, respectively;


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         "Register"  means the register of unit holders  (including  the Special
         Unit holder) established and maintained under this deed;

         "Special Unit" means the unit to which is attached the rights and obligations described in the Fourth Schedule;

         "Special Unit holder" means the person who is at the time the holder of the Special Unit and includes the joint holders of the Special Unit;

         "this deed" means this deed as amended from time to time, and a reference to a provision of this deed shall be construed as a reference to the provision as amended from time to time;

         "transfer" includes assign, convey or otherwise assure;

         "Trust" means the trusts established by this deed;

         "Trustee" means N.T. Gas Pty. Limited or the other person or persons who from time to time are the trustee or trustees of the Trust;

         "unit" means an undivided part of the Fund created and issued under this deed;


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         "unit holder" means a person who is at the time the holder of a unit or units and includes the joint holders of a unit or units, and at the date of execution of this deed includes the persons referred to in the First Schedule hereto and, unless expressly otherwise provided, does not include the Special Unit holder;

         vesting date" means the earliest to occur of -

         (a)      the date of expiration of the perpetuity period;

         (b) the date of expiration of a period of 30 days immediately succeeding the retirement or removal of the Trustee during which a new Trustee is not appointed; and

         (c) the date that the Trustee and all the unit holders agree shall be the vesting date.

         a corporation shall be taken to be related to another corporation if the corporation is deemed to be related to another corporation for the purposes of the Act;

         words in the singular include the plural, and words in the plural include the singular;

         words importing one gender include the other genders; and

         where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings.


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1.2      For the purposes of this deed -

         (a)      the  total   value  of   the  Fund   will  be   calculated  by
                  subtracting:-

                  (A) the sum of any debts, liabilities and obligations (whether contingent or otherwise) of the Trustee in its capacity as trustee (including all outgoings, losses, expenses, costs, charges, fees, taxes, duties, imposts and other amounts payable out of the Fund or the income of the Fund or against which the Trustee is entitled to be indemnified under this deed outstanding at the time) from

                  (B) the value of the money, rights, property and assets comprising the Fund at the time.

         (b) the value of the money, rights, property and assets comprising the Fund at any time and the amount of the debts, liabilities and obligations referred to in paragraph (a) shall be agreed by the Trustee and the unit holders or, failing agreement, shall be determined by the Auditors whose certificate shall in the absence of manifest error be binding on the Trustee and on the unit holders.

1.3 No heading to a part of this deed shall be taken to be part of this deed.

1.4      The Schedules form part of this deed.


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1.5      A reference in this deed to an Act, or a provision of an Act,  shall be construed as a reference to that Act, or provision, as originally enacted and as amended from time to time and, in relation to an Act, where that Act has been repealed and re-enacted, with or without
         modifications,   the  reference  shall  be  construed  as  including  a
         reference to the re-enacted Act as originally enacted and as amended from time to time.

1.6 Notwithstanding anything contained herein (other than this clause 1.6) to the contrary, each and every provision herein set out shall operate and take effect subject to any rights, privileges, benefits, restrictions, limitations, duties or obligations from time to time arising pursuant to the terms of any agreement (whether now in existence or entered into after the date hereof) between all of the unit holders and the Trustee PROVIDED THAT no such agreement shall have such operation and effect insofar as the rights and obligations attaching to the Special Unit are concerned.

                                     Part II

                           Establishment of the Trust

2.1 The Settlor directs the Trustee to take and hold the Fund, and the Trustee shall take and hold the Fund, on trust for unit holders (including the Special Unit holder) on and subject to the provisions of this deed.

2.2      The Trust shall be called the "Amadeus Gas Trust".


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2.3      This deed, and each deed or other instrument, and each determination of the Trustee, amending this deed, shall not operate or have effect to establish or create trusts or powers which operate or have effect or may be enforced or exercised after the expiration of the perpetuity period, other than trusts for the immediate distribution of the Fund at the expiration of the perpetuity period among the unit holders at the time.

2.4 This deed shall not operate or have effect to constitute the relationship of principal and agent, or of partners, between the Trustee and any unit holder (including the Special Unit holder) or the unit holders (including the Special Unit holder) or between the unit holders (including the Special Unit holder) inter se.

2.5 Each person who has a right to receive and to be paid a part of the net income in respect of a financial year shall be separately entitled to receive and to be paid that part of the net income in relation to that financial year, and those persons shall not be or be deemed to be jointly entitled to receive or to be paid the net income in respect of that financial year unless such entitlement results from the person holding a unit jointly with another person.

                                    Part III

                                      Units

3.1 The whole of the beneficial interest in the Fund shall be divided into units. Except as otherwise stated in this deed, the units shall confer on their holders the same rights.


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3.2      A unit  shall not confer on the holder an  interest  in any  particular part of the Fund or in any specific money, right, property or asset included in the Fund, and a unit holder (including the Special Unit holder) shall except where this deed expressly provides otherwise have no right to direct the Trustee in relation to the performance or exercise of any obligation, power or discretion of the Trustee under this deed.

3.3 Each unit shall be taken and held by the unit holder (including the Special Unit holder) on and subject to the provisions of this deed.

3.4 The holder of a unit shall hold its interest in the Fund in respect of that unit as a tenant in common in relation to the interest in the Fund of the other holders of units.

                                     Part IV

                           Creation and Issue of Units

4.1 The beneficial interest in the sum of $101.00 comprising the Fund on the execution of this deed shall be divided into 101 units (including the Special Unit). The persons named in the First Schedule shall as at and from the execution of this deed be the holders of the units set out opposite their respective names in that Schedule.

4.2 Additional units shall be created and issued only in accordance with this Part and the provisions of the Fourth Schedule.


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4.3      Subject to clause 6.3 and the provisions of the Fourth Schedule,  where at any time -

         (a) the Trustee determines to acquire from any person (including a unit holder) any sum of money or any rights, property or assets as an addition to the Fund;

         (b)      that person -

                  (i) tenders to the Trustee an application in writing for additional units signed by or on behalf of that person stating that the person agrees to hold the additional units on and subject to the provisions of this deed and authorises the Trustee to enter that person's name and the other particulars required under this deed in the Register; and

                  (ii) pays the sum of money to the Trustee or executes a transfer in favour of the Trustee of the rights, property or assets and delivers the transfer to the Trustee; and

                  (iii)    the Trustee  accepts such  sum of money  or transfer;
                           and

         (c) each person who is at that time a unit holder has by notice given to the Trustee consented to the creation and issue of the additional units under this clause, additional units applied for by the applicant shall be created at the time of such acceptance by the Trustee on the basis of one additional unit for each prescribed amount of the sum of money or of the value of the rights, property or assets paid or transferred to the Trustee and shall be issued to that person.

4.4      For the purposes of clause 4.3 -

         (a) the prescribed amount shall be the value of a unit or such other amount as determined by the Trustee immediately before the tendering of the application for the additional units under clause 4.3; and

         (b) the value of any rights, property or assets to be acquired by the Trustee as an addition to the Fund shall be agreed by the Trustee and the person from whom the Trustee determines to acquire such rights, property or assets.

4.5 Units may be issued by the Trustee at a premium in which case a sum equal to the amount or sum of the premium shall not be taken into account in determining the number of additional units created and issued in accordance with clause 4.3 but shall be transferred to an account called the "unit premium account". Such account shall be applied in such manner as the Trustee may from time to time determine.

4.6 Notwithstanding any other provision in this deed no person who is or has been at any time the Trustee shall be issued units or be entitled to apply for units.

                                     Part V

                    Register of Unit Holders and Certificates

5.1 The Trustee shall establish and maintain the Register and shall record in the Register in respect of each unit holder (including for the purposes of this clause 5.1 the Special Unit holder) particulars of -

         (a)      the name of each unit holder;

         (b) the address and telex number, including particulars of a change of address or telex number under Part XIII, for notices to each unit holder;

         (c) the number of units held by the unit holder, the distinctive numbers of the units and the number of the certificate for the units issued to the unit holder;

         (d) the date on which the name of the unit holder was recorded in the Register;

         (e) the number of units acquired or disposed of by the unit holder;

         (f) the date of each acquisition or disposal of units by the unit holder; and

         (g)      such other particulars as the Trustee thinks fit.

5.2 The Register shall be kept in Darwin, The Northern Territory of Australia or at any other place determined by the Trustee.

5.3      (a)      The Trustee  shall make out  and  issue  to  each  unit holder
                  (including   the  Special  Unit  holder)  a   certificate   or
                  certificates for the units held by the unit holder (including the Special Unit holder) in the form set out in the Second
                  Schedule hereto and signed by or on behalf of the Trustee.

         (b) In respect of a unit or units held jointly by several persons, the Trustee shall not be bound to issue more than one certificate. Delivery of a certificate for a unit or units to one of several joint holders shall be sufficient delivery to all such holders.

5.4 If the Trustee is satisfied that a certificate for a unit or units has been worn out, defaced, lost or destroyed and has received from the holder of the unit or units to which the certificate relates an indemnity in a form and on and subject to conditions satisfactory to the Trustee, the Trustee shall make out and issue to the holder a replacement certificate.

5.5 Except as required by law, the Trustee shall not recognise a person as holding a unit upon any trust. The Trustee shall not be bound by or compelled in any way to recognise (whether or not the Trustee has notice of the interest or right concerned) any equitable, contingent, future or partial interest in any unit or any other right in respect of a unit except an absolute right of ownership in the registered holder.

                                     Part VI

                   Transfer, Mortgage and Redemption of Units

6.1      (a)      Subject to the  provisions of this Part and, in respect of the
                  Special Unit, of the Fourth Schedule and the provisions of any written agreement between the Trustee and all the unit holders from time to time, a unit holder may transfer all or any of his units by instrument in writing in the form set out in the Third Schedule hereto or in any other form that the Trustee approves.

         (b) An instrument of transfer referred to in paragraph (a) shall be executed by or on behalf of both the transferor and the transferee.

         (c) A transferor of units shall remain the holder of the units transferred until the transfer is registered and the name and other particulars required by this deed of the transferee are recorded in the Register in respect of the units.

         (d) The instrument of transfer shall be left for registration at the registered office of the Trustee in The Northern Territory of Australia or such other place acceptable to the Trustee accompanied by the certificate for the units to which it relates and such other information as the Trustee properly requires to show the right of the transferor to make the transfer and that the transfer has been duly stamped, if required to be stamped, and thereupon the Trustee shall register the transferee as a unit holder.

6.2 Subject to any written agreement between the Trustee and all the unit holders from time to time, a unit holder may not dispose, alienate or deal with its units (or any of them or any interest therein) in the Trust.

6.3 Notwithstanding any other provision in this deed no person who is or has been at any time the Trustee shall be registered as a unit holder or the Special Unit holder or otherwise have any beneficial interest in the Fund.

6.4      (a)      Should any  unit holder  desire  to  surrender  any  units for redemption,  such unit  holder  shall  (not later than 28 days before  the  date  that he  desires  that his  units  shall be redeemed  (hereinafter  called "the  redemption  date"))  give
                  written   notice  to  the   Trustee   (hereinafter   called  a
                  "redemption notice") specifying the units to be redeemed in accordance with this clause.

         (b) Upon the Trustee being furnished with a redemption notice in accordance with the provisions of this clause, the Trustee may (but shall not be obliged or bound to do so) on the redemption date redeem the units referred to in the redemption notice and shall redeem each such unit by paying to the unit holder in respect of each unit to be redeemed an amount equal to the prevailing value of the units as at the redemption date determined under paragraph (e) and notified in writing to the unit holder prior to the giving of the redemption notice.

         (c) The amount payable by the Trustee to the unit holder for the redemption of his units in accordance with clause 6.4(b) shall be paid by the Trustee to the unit holder on the redemption date.

         (d) Units redeemed in accordance with the provisions of this clause 6.4 shall upon payment by the Trustee of the money due to the unit holder in accordance with the provision of this clause 6.4 cease to exist and be deemed to be cancelled on the redemption date and the unit holder concerned shall have no further claims whatsoever in respect of the units redeemed.

         (e) The Trustee may at any time revalue the money, rights, property and assets comprising the Fund and the amount of debts, liabilities and obligations referred to in clause 1.2(a)(A) and (B) so as to determine the prevailing value of a unit from time to time.

                                    Part VII

                    Period of the Trust, Income of the Fund,

                          and Termination of the Trust

7.1 The Trust shall begin on the date of execution of this deed and shall continue until the vesting date.

7.2 The assessable income of the Fund shall include all income from the carrying on of any business or undertaking, or the engaging in of any transaction, by the Trustee under this deed and all dividends, interest, rent and other income of any nature produced by the Fund or earned or derived by the Trustee in its capacity as trustee of the Trust.

7.3 Where a unit was created and issued after the beginning of a financial year, the unit shall subject to clause 7.4, clause 7.6 and the provisions of the Fourth Schedule in respect of the rights and obligations attaching to the Special Unit confer on the holder the right to receive and to be paid an equal share of the net income in respect of the whole of the financial year as a unit (which was in existence during the entire financial year) would receive in respect of that financial year.

7.4 Where a unit was held by different persons during a financial year, or a part of a financial year the persons who were holders of the unit at the end of the financial year shall, except to the extent of interim payments made in relation to the unit in accordance with clause 7.6, have the right to receive and to be paid the share of the net income in respect of the financial year conferred by the unit. For the purposes of this clause the joint holders of a unit at any time shall be taken to be a single holder.

7.5 Within 7 days of the profit and loss account for each financial year being made out and audited, the Trustee shall transfer to accounts in the accounting records of the Fund in the names of each person who has the right to receive a proportion of the net income in respect of the financial year the appropriate proportion of the net income in respect of the financial year and shall as soon as reasonably practicable after the transfer pay to each person his proportion of the net income.

7.6 The Trustee may from time to time make payments to unit holders (including the Special Unit holder) on account of the net income in respect of any financial year and in that event the appropriate adjustments shall be made to the amounts transferred and paid under clause 7.5 or, in the case of the Special Unit holder and Darnor, under the Fourth Schedule and Fifth Schedule respectively. The holder of a unit at the time of making such interim payment shall be entitled to the exclusion of any prior or subsequent holder of the unit to the proceeds of the interim payment.

7.7 The Trust shall terminate on the vesting date and on that date the Trustee shall hold the Fund on trust for the unit holders to distribute the Fund to the unit holders in accordance with their rights under clauses 3.2 and 3.3 hereof.

7.8 On termination of the Trust the Trustee shall forthwith give notice of termination of the Trust to each unit holder (including the Special Unit holder) and, unless all the unit holders (other than the Special Unit holder) by notice given to the Trustee require otherwise, not less than 7 days after the Trustee gives the notice -

         (a) the Trustee shall as soon as possible sell, call in and convert into money the rights, property and assets included in the Fund and shall distribute the Fund, less the costs, charges and expenses of selling, calling in and converting into money those rights, property and assets, among the unit holders;

         (b) the Trustee may sell to any unit holder the whole or any part of the rights, property and assets included in the Fund and any business or undertaking carried on by the Trustee in its capacity as trustee of the Trust or any part of any such business or undertaking in such manner, for such consideration (including in consideration of the unit holder undertaking the whole or any part of the debts, liabilities and obligations of the Trustee in its capacity as trustee carrying on any such business or undertaking), and on and subject to such terms and conditions (including terms of deferred payment), as the Trustee thinks fit;

         (c) the Trustee may postpone the sale, calling in or conversion into money of the whole or any part of the rights, property and assets included in the Fund for such time as the Trustee thinks fit in the interests of the unit holders and shall not be obliged or liable to compensate the unit holders for any loss or depreciation of those rights, property or assets attributable to the postponement; and

         (d) the Trustee may set aside, appropriate or provide out of or from the Fund and retain any part of the moneys, rights, property or assets necessary to pay or discharge any debt, liability or obligation, actual or contingent, in respect of the Fund or incurred by the Trustee under this deed, but no part of the Fund shall be retained under this paragraph longer than the limitation period applicable to the debt, liability or obligation and any part of the Fund retained under this paragraph that is subsequently proved not to be required shall be distributed among the unit holders in accordance with this Part.

7.9 The Trustee may make distributions of capital to unit holders during the term of the Trust provided that:

         (a) any such distributions are only made with the prior consent of all of the unit holders; and

         (b) any such distribution recognizes the interests of the unit holders hereunder.

                                    Part VIII

                      Powers and Discretions of the Trustee

8.1 The Trustee may apply, invest and deal with the whole or any part of the Fund in such manner, in such places, and on and subject to such terms and conditions, as the Trustee thinks fit. The Trustee shall have the same powers and discretions in so applying, investing and dealing with the whole or any part of the Fund as it would have if it were a natural person and the absolute beneficial owner of the Fund and shall not be limited to the investments which by law may be made by trustees.

8.2 The Trustee may apply the whole or any part of the Fund in carrying on, whether as a sole trader or in partnership or otherwise, any business or undertaking, or in engaging in any transaction, and in particular but without limiting the power or discretion of the Trustee so to apply the whole or any part of the Fund and to carry on any business or undertaking or engage in any transaction, the Trustee may -

         (a) acquire the whole or any part of the rights, property, assets, business and undertaking, and undertake the whole or any part of the debts, liabilities and obligations, of any person carrying on any business or undertaking;

         (b) apply for, purchase or otherwise acquire patents, patent rights, copyrights, trade marks, formulas, licences, concessions and the like conferring an exclusive or non-exclusive or limited right to use, or secret or other information as to, an invention, and use, exercise, develop or grant licences in respect of, or otherwise turn to account, the property, rights, or information so acquired;

         (c) enter into partnership or into an arrangement for sharing of profits, union of interest, co-operation, joint venture, reciprocal concession or otherwise, with any person carrying on or engaged in, or about to carry on or engage in, any business or undertaking or transaction;

         (d) purchase or subscribe for shares, stock, debentures or debenture stock (secured or unsecured), notes, bonds or other securities, or rights or options in respect of such securities, issued or proposed to be issued by any corporation wherever incorporated or domiciled and whether statutory, proprietary or public;

         (e) enter into arrangements with any Government or authority, supreme, municipal, local or otherwise, obtain from any such Government or authority any rights, privileges and concessions that the Trustee thinks it desirable to obtain and carry out, exercise, and comply with, such arrangements, rights, privileges and concessions;

         (f) establish and support, or aid in the establishment and support of, associations, institutions, funds, trusts and conveniences calculated to benefit employees or past employees of the Trustee as trustee of the Trust or of its predecessors in business, or the dependants or connections of such persons, grant pensions and allowances, make payments towards insurance and subscribe or guarantee money for charitable or benevolent objects, for any exhibition or for any public, general or useful object;

         (g) promote any other corporation or corporations, or establish and support, or aid in the establishment and support of any trust or trusts, for the purpose of acquiring or taking over the whole or any part of the rights, property or assets of the Fund or of the business, undertaking, debts, liabilities or obligations of the Trustee as trustee of the Trust;

         (h) purchase, take on lease or licence or in exchange, hire or otherwise acquire real or personal property or rights or privileges that the Trustee thinks necessary or convenient for the purposes of any such business or undertaking and, in particular, land, buildings, easements, machinery, plant or stock in trade;

         (i) construct, improve, maintain, develop, work, manage, carry out, or control any buildings, works, factories, mills, roads, ways, tramways, railways, branches or sidings, bridges, reservoirs, watercourses, wharves, warehouses, electric works, shops, stores or other works and conveniences that seem calculated directly or indirectly to advance the interests of any such business or undertaking and contribute to, subsidise or otherwise assist or take part in the construction, improvement, maintenance, development, working, management, carrying out or control of the works or conveniences;

         (j) invest and deal with the money of the Fund applied in any such business or undertaking and not immediately required in such manner as the Trustee from time to time thinks fit;

         (k) lend and advance money or give credit or financial accommodation to, and deposit money with, any person including a unit holder, at interest or without interest, with or without security, and on and subject to such terms and conditions as the Trustee thinks fit;

         (l) guarantee and give guarantees and indemnities for the payment of money or the performance of contracts or obligations by, and secure or undertake the repayment of moneys lent or advanced to, or the liabilities incurred by, any person including a unit holder in any way and, in particular, by giving, executing, or agreeing to give or execute, or by permitting to subsist, any mortgage, encumbrance, charge, lien or other security interest (including a security interest arising by operation of law) of or on the whole or any part of the Fund, and purchase, redeem or pay off such securities and otherwise assist any person including a unit holder;

         (m) borrow or raise or secure the payment of money or financial accommodation in such manner, in such places, and on and subject to such terms and conditions, as the Trustee thinks fit, and secure any such borrowing, raising or payment of money or financial accommodation or the repayment, discharge or performance of any debt, liability, contract, guarantee or other engagement incurred or to be entered into by the Trustee in carrying on any business or undertaking in any way and, in particular, by giving, executing, or agreeing to give or execute, or by permitting to subsist, any mortgage, encumbrance, charge, lien or other security interest (including a security interest arising by operation of law) of or on the whole or any part of the Fund, and purchase, redeem or pay off such securities ANDIT IS HEREBY ACKNOWLEDGED that the Trustee may borrow or raise or secure the payment of money or financial accommodation for the purpose of meeting any obligation in respect of the distribution of any moneys to the Special Unit holder;

         (n) draw, make, accept, indorse, discount, negotiate, execute and issue promissory notes, bills of exchange, bills of lading and other negotiable or transferable instruments;

         (o) sell or dispose of any such business or undertaking or any part of any such business or undertaking for such consideration as the Trustee thinks fit and, in particular, for shares, debentures or securities of another corporation;

         (p) adopt such means of making known and advertising any such business or undertaking and the products of any such business as seem expedient;

         (q) apply for, secure or acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise, exercise, carry out and enjoy, and pay for, aid in and contribute towards carrying into effect, any charter, licence, power, authority, franchise, concession, right or privilege that a Government or authority or corporation or other public body is empowered to grant, and appropriate any part of the Fund to defray the necessary costs, charges and expenses;

         (r) apply for, promote and obtain any statute, order, regulation or other authorisation or enactment that seems calculated directly or indirectly to benefit any such business or undertaking and oppose any bill, proceedings or applications that seem calculated directly or indirectly to prejudice any such business or undertaking; and

         (s) retain any part of a distribution made to a unit holder (including the Special Unit holder) who has an address outside of Australia for the purposes of making payments of withholding taxes and the like.

         (t) make commodity futures contracts, currency futures contracts, financial futures contracts and any other futures contracts, at a futures market or otherwise, and whether or not any such contract is a contract by way of gaming or wagering; or

         (u) set aside, appropriate or provide out of or from the Fund any money or other part of the Fund to pay or discharge any debt or liability due or to become due.

8.3 The Trustee may purchase, take on lease or licence or in exchange, hire or otherwise acquire, and improve, manage, develop, turn to account or otherwise hold or deal with, any real or personal property, whether of an income producing, appreciating, depreciating, wasting or speculative nature or otherwise and including investments which by law may be made by trustees, and may vary any investment, in such manner, in such places, and on and subject to such terms and conditions, as the Trustee thinks fit, and may apply, invest and deal with the whole or any part of the Fund for the purpose.

8.4 The Trustee may sell, exchange, lease or license or grant rights to use or occupy, or otherwise dispose of, any rights, property or assets included in the Fund in such manner, in such places, and on and subject to such terms and conditions (including, where the Trustee sells, terms of deferred payment), as the Trustee thinks fit.

8.5 The Trustee may pay out of the Fund any stamp, gift or settlement duty or tax or similar duty, tax or impost, and the legal, accounting and other professional fees payable in respect of this deed, the establishment of the Trust, the payment or transfer of any money, rights, property or assets to the Trustee as an addition to the Fund, or the creation or issue of any units, and any income tax payable in respect of any income of the Fund and for which no unit holder (including the Special Unit holder) is liable to pay.

8.6 The Trustee may employ, appoint or engage, and may instead of acting personally delegate in whole or in part the performance or exercise of any of its obligations, powers and discretions under this deed to, employees, directors of the Trustee, managers, agents, attorneys, contractors, consultants and professional advisers including solicitors, accountants, brokers and merchant banks and may pay their wages, salary, emoluments, fees and expenses out of the income of the Fund. Any delegation by the Trustee may be subject to limitations or restrictions and may be revoked by the Trustee at any time.

8.7      (a)      No  person  entering  into  any  contract  or  engaging in any transaction  with the Trustee or  otherwise  dealing  with the
                  Trustee need be concerned to see whether the entering into the contract, the engaging in the transaction or the other dealing is  a  proper  exercise  by  the  Trustee  of  its  powers  or discretions  under this deed, or to see to the  application or
                  use  of  any  money,  rights,   property  or  assets  paid  or
                  transferred to the Trustee whether as a capital or other addition to the Fund or otherwise, and no such person shall be affected by notice, actual, constructive or imputed, of the provisions of this deed.

         (b) In particular but without limiting the generality of sub-clause (a), no person lending or advancing money or giving credit or financial accommodation to the Trustee need be concerned to see that the money, credit or financial accommodation is required or that no more money than is required is borrowed or raised or to see to the application or use of the money borrowed or raised.

8.8 Each power and discretion conferred on the Trustee under this Part shall be an independent head of power or discretion and shall not be limited or read down by reference to any other head of power or discretion under this Part, and may be exercised as the Trustee thinks fit in its absolute and uncontrolled discretion as if it were the absolute beneficial owner of the Fund, and the Trustee shall have power to do all things incidental to the effective exercise of any power or discretion conferred on the Trustee under this deed and in addition shall have all powers and discretions conferred on Trustees by statute or otherwise by law.

8.9      (a)      A director of the Trustee may be or become a director or other officer of or otherwise interested in any corporation promoted by the Trustee or the securities of which are included in the Fund, and a director of the Trustee may be or become a director or other officer of or otherwise interested in any unit holder (including the Special Unit holder) that is a corporation. Any such director shall not be accountable to the Fund or to the unit holders (including the Special Unit holder) for any remuneration or other benefits received by him as a director or officer of or from his interest in the corporation or the unit holder (including the Special Unit holder) that is a corporation.

         (b) No contract entered into or other transaction engaged in by or on behalf of the Trustee in which a director of the Trustee is in any way, whether directly or indirectly, interested shall be avoided nor shall a director of the Trustee be liable, by reason of holding his office or the fiduciary relationship thereby established, to account to the Fund or to the unit holders (including the Special Unit holder) for any profit arising from such contracts or other transactions.

         (c) A director of the Trustee may vote in respect of any contract or other transaction or proposed contract or other transaction in which he is in any way, whether directly or indirectly, interested or in respect of any matter arising out of such a contract or other transaction or proposed contract or other transaction, and he may sign or countersign a contract or other documents to which the seal of the Trustee is affixed notwithstanding that he is in any way, whether directly or indirectly, interested in that contract or other document or in the matter to which that contract or other document relates.

                                     Part IX

                               Accounts and Audit

9.1      The Trustee shall -

         (a) keep such accounting records as correctly record and explain the transactions of the Trustee as trustee of the Trust and the financial position of the Fund; and

         (b)      keep the accounting records in such a manner as will enable -

                  (i) the preparation from time to time of true and fair accounts of the Fund; and

                  (ii) the accounts of the Fund to be conveniently and properly audited in accordance with this deed.

9.2 The Trustee shall retain the accounting records kept under this Part for a period of not less than seven years after the completion of the transactions to which they relate. The Trustee shall keep the accounting records in Darwin, The Northern Territory of Australia or in such other place as may be agreed between all of the unit holders and the Trustee from time to time.

9.3 The Trustee shall make the accounting records available at all reasonable times for inspection without charge by each unit holder.

9.4 The Trustee shall, not more than 4 months after the end of each financial year, cause to be made out -

         (a) a profit and loss account for the financial year, being a profit and loss account that gives a true and fair view of the profit or loss of the Fund for the financial year and that shows the net profit in respect of the financial year;

         (b) a balance sheet as at the end of the financial year, being a balance sheet that gives a true and fair view of the state of affairs of the Fund as at the end of the financial year; and

         (c) a statement, and a report in respect of the financial year, made in accordance with a resolution of the directors of the Trustee and signed by not less than 2 of the directors, stating the matters that would be required under sections 162 and 162A, respectively, of the Act if the Trustee were the absolute beneficial owner of the Fund.

9.5 The Trustee shall ensure that the annual accounts of the Fund including the profit and loss account and the balance sheet are audited.

9.6 Within one month after the date of execution of this deed, the Trustee shall appoint a firm of auditors as Auditors of the Fund. The Trustee shall pay the fees and expenses of the Auditors out of the income of the Fund.

9.7 The Trustee may from time to time remove the Auditors and, if the Auditors are so removed or retire, the Trustee shall appoint another firm as Auditors in their place.

9.8 The accounting records of the Fund shall be kept, and the profit and loss accounts and balance sheet shall be made out and audited, in accordance with generally accepted accounting principles consistently applied.

                                     Part X

                             Amendment and Variation

10.1 Subject always to the provisions of the Fourth Schedule and the Fifth Schedule, this deed, except for clauses 4.6, 6.2 and 6.3 and this Part X, may be amended, and subject to clause 10.3 the Trust may be varied, by a determination of the Trustee made and recorded in accordance with
         Part XI.

10.2 Each such amendment or variation shall operate and have effect from the date of the determination of the Trustee.

10.3 The Trust shall not be varied in any way so as to confer upon any person who is or has been at any time the Trustee any beneficial interest in the Fund.

                                     Part XI

                            Determinations of Trustee

11.1 Each determination of or by the Trustee in relation to any matter under this deed shall -

         (a) where the Trustee is a corporation, be made by a resolution of its directors (passed at a meeting of its directors or in any other manner permitted under its articles of association or constituent documents) and recorded in the minutes of proceedings of its directors; and

         (b) in any other case, be made by resolution of the Trustee reduced to writing and signed by the Trustee,

         and the minutes of proceedings of directors of the Trustee or the resolutions of the Trustee reduced to writing and signed by the Trustee, as the case may be, shall be maintained and kept with, and form part of, the accounting records of the Fund.

                                    Part XII

                                   The Trustee

12.1 The Trustee shall be indemnified out of the Fund against liabilities incurred by the Trustee in its capacity as trustee or in performing or exercising its obligations, powers and discretions under this deed including debts, liabilities and obligations incurred or undertaken by the Trustee in carrying on any business or undertaking, or in engaging in any transaction, under this deed.

12.2 The Trustee shall be indemnified out of the Fund against all costs, charges and expenses including legal, accounting and other professional fees and expenses paid or incurred by the Trustee in performing or exercising its obligations, powers and discretions, under this deed.

12.3 Except where the same is due to some fraud, breach of trust, wilful default, gross negligence or recklessness, the Trustee shall not be liable to compensate the Fund or the unit holders (including the Special Unit holder) for any loss incurred in carrying on any business or undertaking or in engaging in any transaction under this deed.

12.4     (a)      The Trustee  may by giving not less than 3 months'  notice (or such lesser notice as may be acceptable to the unit holders) to each unit holder retire from the office of Trustee, and the unit holders may by notice given to the Trustee by each unit holder remove the Trustee from the office of Trustee forthwith or on the expiration of any period set out in the notice.

         (b) Where the Trustee (the old Trustee) retires or is removed, the unit holders shall within 30 days by an instrument signed by or on behalf of unit holders holding between them at least 75% of the units issued in the Fund at the relevant time appoint any person or persons other than a unit holder (the "new Trustee") to be Trustee in place of the old Trustee, and the old Trustee shall pay or transfer the Fund to the new Trustee and shall for the purpose execute and deliver to the new Trustee all deeds, transfers, conveyances, assignments and other assurances in favour of the new Trustee of the rights, property and assets comprising the Fund necessary to transfer to and vest in the new Trustee the legal interest in the Fund.

         (c) The new Trustee shall execute and deliver to the unit holders (including the Special Unit holder) a deed and declaration of trust in which the new Trustee undertakes for the benefit of the unit holders (including the Special Unit holder) to take the office of Trustee and perform or discharge the obligations and liabilities of the Trustee under this deed.

12.5 Notwithstanding any other provision of this deed or any provision included or deemed to be included therein (whether expressly or by implication), the entire liability of each unit holder (including the Special Unit holder) will be limited to the subscription price (if any) payable by that unit holder in respect of any units subscribed for by it hereunder and no unit holder (including the Special Unit holder) shall have any liability to make any further contribution to the Fund or payment to the Trustee in respect thereof. No unit holder (including the Special Unit holder) shall be under any obligation personally to indemnify the Trustee or any creditor of the Trustee in respect of any of the liabilities (actual, contingent or otherwise and whether due to any deficiency or not) of the Trustee in relation to, arising from or in connection with the Fund, whether arising from or by reason of the holding of any unit or any relationship with the Trustee arising from any such holding. Any such liabilities are hereby expressly excluded. The only rights, if any, of indemnity of the Trustee and the respective creditors shall be limited to having recourse to the Fund. Nothing in this deed shall constitute either the Trustee as the agent of any unit holder (including the Special Unit holder) nor create any relationship between any unit holder (including the Special Unit holder) on the one hand and the Trustee (other than as trustee) on the other. Creditors and other persons having any dealing with the Trustee hereby expressly disclaim any right or entitlement to have recourse to any unit holder

         (including the Special Unit holder) in respect of any liabilities of the Trust or the Trustee. Without limiting the generality of the provisions of this clause, it is recorded that the unit holders
         (including the Special Unit holder) shall be entitled to rely on the provisions of this clause also in cases where any liabilities are incurred as a result of any direction or request of unit holders (including the Special Unit holder).

12.6 The Trustee shall be paid such remuneration for performing its services and functions under this deed as is from time to time determined by an instrument signed by or on behalf of unit holders holding between them at least 75% of the units issued in the Fund at the relevant time but until otherwise determined as aforesaid no remuneration will be paid to the Trustee.

                                    Part XIII

                                     Notices

13.1 All notices, consents, requests and other documents authorised or required to be given by or pursuant to this Deed shall be given in writing and either delivered personally to an officer of the intended recipient or mailed by pre-paid post or sent by telegram, telex or cable addressed to the secretary of the intended recipient at its address which is:

         (a) in the case of the Trustee - its registered office from time to time and telex number ____________, and

         (b) in the case of a unit holder (including the Special Unit holder) - its address telex number as recorded in the Register.

13.2 All notices and other communications addressed in accordance with Clause 13.1 above and delivered or sent by pre-paid post, telegram, telex or cable shall be effected when received and any such notice or communication shall be deemed to be received:

         (a)      if sent by mail, when actually received;

         (b) if sent by telex, on receipt by the sender of the answerback code at the end of transmission;

         (c)      if sent by telegram or cable, 24 hours after sending; and

         (d) if delivered, upon receipt by any employee of the intended recipient or any other party authorised by the intended recipient to receive such notice or communication or if at the time of delivery there are no such persons present at the address of the intended recipient then upon deposit of such notice or communication in any receptacle provided at such address for such purpose.

13.3 A notice may be given by the Trustee or by a unit holder (including the Special Unit holder) to the joint holders of another unit by giving the notice to the joint holder first named in the Register in respect of the unit or the Special Unit (as the case may be).

                                    Part XIV

                                  Governing Law

14.1 This deed shall be governed by and construed in accordance with the law of or applicable in The Northern Territory of Australia, and the Trustee submits to the jurisdiction of the courts of that Territory and of all courts having jurisdiction in appeal from the courts of that Territory.

                                 FIRST SCHEDULE

                                  (Clause 4.1)

                               First Unit Holders

                                                                   Number of
                                                                   Units/
Name                              Address                          Special Unit

CSR Limited                       Knox House,                           32
                                  1-7 O'Connell Street,
                                  Sydney, New South Wales

Agex Pty. Limited                 Level 21,                             32
                                  111 Pacific Highway,
                                  North Sydney, New South Wales

The Moonie Oil Company Limited    33rd Floor, BHP House,                32
                                  140 William Street,
                                  Melbourne, Victoria

Darnor Pty. Limited               C/- The Northern Territory             4
                                  Electricity Commission,
                                  5th Floor, NTEC House,
                                  18-20 Cavanagh Street,
                                  Darwin, The Northern Territory
                                  of Australia

Lohengrin Pty. Ltd. proposed      C/- Messrs. Chambers            1 Special Unit
to be named "Amadeus Gas          McNab Tully & Wilson
Producers Pty. Limited"           324 Queen Street,
                                  Brisbane, Queensland

                                 SECOND SCHEDULE
                                 (Clause 5.3(a))

                                Unit Certificate



Principal Register,
#




Certificate No. #                                      *No. of
                                                       Units:


THIS IS TO CERTIFY that # is the registered holder of the above number of units in the Amadeus Gas Trust as constituted and regulated by Trust Deed dated 27 June, 1985 made between N.T. Gas Pty. Limited as the Trustee and David Kempthorne Stone as the settlor.

Given under the Common Seal of N.T. Gas Pty. Limited this ____ day of __________ One thousand nine hundred and #.




 . . . . . . . . . . . . . . .
Director




 . . . . . . . . . . . . . . .
Director/Secretary

* Indicate if Special Unit.

                                 THIRD SCHEDULE
                                 (Clause 6.1(a))

                                Form of Transfer


I/We   _________________________________________________________________________
______________________________________  of _____________________________________
___________________ (The Transferor) in consideration of the sum of ____________
_____________________________________  dollars  ($_______________)  paid  to  me by _______________________________________ of __________________________________
(hereinafter called "the Transferee") do hereby transfer to the said Transferee ____________________ Units in the Trust Fund known as the Amadeus Gas Trust such Trust being constituted by Trust Deed dated the 27th day of June, 1985 made between David Kempthorne Stone (as Settlor) and N.T. Gas Pty. Limited (as
Trustee). The Transferee hereby agrees to accept the abovementioned Units subject to and on terms and conditions contained in the said Trust Deed and agrees to be bound by the terms of the said Trust Deed as a Unit Holder.

If this Transfer is signed by an Attorney, the Attorney hereby states that he has no notice of the revocation of the Power of Attorney under authority of which this Transfer Form is signed.


DATED the __________________ day of _______________________, 198#.



SIGNED by the Transferor in     )
the presence of:                )     _______________________________



SIGNED by the Transferee in     )
the presence of:                )     _______________________________


Note: If the Transferor or Transferee is a company this Transfer Form must be executed under common seal.

                                 FOURTH SCHEDULE

                Rights and Obligations Attaching to Special Unit


1.       Interpretation

1.1      In this Schedule unless the contrary intention appears:

         "Acquisition Cost" means the amount of dollars payable in respect of the acquisition by the Special Unit holder of the equity interest in the Fund pursuant to paragraph 5.3;

         "Acquisition Date"   means  the   20th  anniversary   of  the  Contract
         Commencement Date;

         "Acquire Equity" means acquire the equity interest in the Fund pursuant to paragraph 5.3 on the Acquisition Date;

         "Additional Sales" means the sales and/or transport of gas Transmitted through the Pipeline:

         (i) to any customer or recipient pursuant to any contract or arrangement other than the GSA; or

         (ii) to NTEC in excess of the quantities of gas which Gasgo Pty. Limited and NTEC respectively have contracted to buy as at the date of the GSA where such sales and/or transport are or is made pursuant to any additional contract or arrangement for the purchase of gas;

         "Agreed Investment Payout" means in any financial year the sum of the relevant half-Yearly net investment contributions and the compounded return thereon (the net contribution in any financial year being the difference between the relevant contribution, being thirty-one (31) consecutive half-Yearly payments of $1,350,000 in respect of the period commencing on the Contract Commencement Date and thereafter nine (9) consecutive half-Yearly payments of $2,365,000, and the annual distribution in respect of the Special Unit in that financial year and the compounding being at the rate of 25% per annum from the date on which the relevant contribution (or any part thereof) is made);

         "Election Date" means the day immediately following the day on which the Election Period elapses;

         "Election Period" means the period of fifteen years and six months from the Contract Commencement Date;

         "Excluded Assets" means the Pipeline, any additional assets of the Fund acquired to facilitate Additional Sales any goodwill included in the Fund;

         "NTEC Certificate" means the certificate described in paragraph 11.1;

         "Option A" means the option described as such in paragraph 4.1.2(i);

         "Option B" means the option described as such in paragraph 4.1.2(ii);

         "Pipeline Tariff Margin" means the margin on sales of gas calculated according to the following formula:

                  N = R - (F + (P x O))

         where, in respect of any Contract Year:

         N  =  Pipeline Tariff Margin;

         R = total receipts of the Trustee from the relevant Additional Sales less the price paid (if any) by the Trustee to the supplier of that gas for that gas. (For the purpose of Additional Sales to NTEC, "R" shall be deemed for the purposes only of this Fourth Schedule to be calculated on the basis of a Transmission charge of $3.00 for each GJ.);

         F = financing charges incurred in the supply of gas in respect of the relevant Additional Sales;

         P = the proportion of that additional customer's or recipient's throughput compared to total throughput (adjusted to reflect the distance of main trunk line used); and

         O  =  Operating Tariff components  (i),  (ii)  and  (iii)  of Part 3 of
               Schedule C to the GSA;

         "Relevant Assets of the Fund" means the total value of the assets of the Fund (other than the Excluded Assets) LESS the total value of the debts, liabilities and obligations described in clause 1.2(a)(A) of this deed other than such debts, liabilities and obligations as have been incurred for the purpose of acquiring additional assets to facilitate Additional Sales;

         "Relevant Proportion" (expressed as a decimal), unless otherwise agreed in writing between the Special Unit holder and all of the other unit holders, shall be 0.11;

         "Relevant Share" means the share (expressed as a per centum) of the Pipeline Tariff Margin as specified in paragraph 4.1;

         "Trigger" means the first occasion of the entering into a contract or arrangement for Additional Sales to any one customer or recipient where such Additional Sales are of not less than 25 PJ of gas over any period of 5 consecutive Years; and

         "Year" means any period of 365 consecutive days.

         The following words and terms shall have the meanings ascribed thereto respectively in the GSA:

         "Contract Commencement Date";

         "Contract Year";

         "GJ";

         "month";

         "Operating Tariff";

         "PJ";

         "Transmission"; and

         "Transmitted".

1.2      References to paragraphs are to paragraphs of this Schedule


2.       Special Unit

2.1 As at the Contract Commencement Date (but not before), the Special Unit shall have the rights described in this Schedule PROVIDED THAT if the Contract Commencement Date has not occurred on or before 1 January 1988 the Trustee shall forthwith redeem the Special Unit and the amount payable to the holder of the Special Unit for the redemption of the Special Unit shall be $1.00. Upon payment by the Trustee of the money due under this clause 2.1 for the redemption of the Special Unit the Special Unit shall cease to exist and be deemed to be cancelled on the redemption date and the Special Unit holder shall have no further claims whatsoever in respect of the Special Unit.


3.       Income Distribution in Respect of the Special Unit

3.1 The Special Unit shall carry the right to a preferential annual distribution in respect of a financial year equal to the Relevant Share for that financial year.


4.       Relevant Share

4.1      The Relevant Share  shall be  the share  of the  Pipeline Tariff Margin
         calculated  in  accordance  with   the  following  provisions  of  this
         paragraph 4:

4.1.1 As from the date hereof (UNTIL in the case where an election to Acquire Equity has been made pursuant to paragraph 4.l.3 or 5.1 the day on which the Special Unit is converted pursuant to paragraph 5.5 and in any other case the later of the Acquisition Date and the day on which the Special Unit holder's Agreed Investment Payout reaches zero) the share of the Pipeline Tariff Margin shall be:

         (i) in respect of Additional Sales in the relevant financial year each of which is less than 5 PJ where the aggregate of those Additional Sales does not exceed 1 PJ: 0%;

         (ii) in respect of Additional Sales in the relevant financial year each of which is less than 5 PJ where the aggregate of those
                   Additional Sales exceeds 1 PJ:  25%.

4.1.2 Within one month of the occurrence of the Trigger the Special Unit holder shall without prejudice to Clause 4.1.1 give notice to the Trustee of its election of either Option A or Option B and in default of the giving of such notice within one month of the occurrence of the Trigger the Special Unit holder shall be deemed to have given to the Trustee a notice electing Option A.

         (i)      Option A

                  Under Option A the share of the Pipeline Tariff Margin shall be as from the occurrence of the Trigger and until the Election Date:

                  (a) in the case of Additional Sales in the relevant financial year to individual customers or recipients other than NTEC of greater than 5 PJ: 15%;

                  (b) in the case of Additional Sales to NTEC in the relevant financial year: 10%;

         (ii)     Option B

                  Under Option B the share of the Pipeline Tariff Margin shall be as from the occurrence of the Trigger and until the later of the Acquisition Date and the day on which the Special Unit holder's Agreed Investment Payout reaches zero:

                  (a) in the case of Additional Sales in the relevant financial year to individual customers or recipients other than NTEC of greater than 5 PJ: 25%;

                  (b) in the case of Additional Sales to NTEC in the relevant financial year: 25%.

4.1.3 Where Option A has been elected or deemed to have been elected on or before the Election Date then on the Election Date the Special Unit holder shall give notice to the Trustee of its election either to Acquire Equity or not to Acquire Equity and in default of the giving of such notice within one month of the Election Date the Special Unit holder shall be deemed to have given to the Trustee a notice electing not to Acquire Equity, the shares of Pipeline Tariff Margin shall without prejudice to Clause 4.1.1 CONTINUE to be the shares specified in paragraph 4.1.2(i) above:

         (i) in the case of the Special Unit holder electing or being deemed to have elected not to Acquire Equity - UNTIL the later of the Acquisition Date and the day on which the Special Unit holder's Agreed Investment Payout reaches zero;

         (ii) in the case of the Special Unit holder electing to Acquire Equity - UNTIL the Acquisition Date.


5.       Acquisition of Equity

5.1 Where the Trigger has not occurred on or before the expiration of the Election Period, the Special Unit holder shall give notice to the Trustee of its election either to Acquire Equity or not to Acquire Equity and in default of the giving of such notice within one month of the Election Date (the Trigger not having occurred prior to that day) the Special Unit holder shall be deemed to have given to the Trustee a notice electing not to Acquire Equity.

5.2 Where the notice of election to Acquire Equity is given pursuant to paragraph 4.1.3 or 5.1, the Special Unit holder shall on the Acquisition Date acquire an equity interest in the Fund by paying to the Trustee on the Acquisition Date the Acquisition Cost as calculated below.

5.3 The Acquisition Cost payable by the Special Unit holder shall be calculated according to the following formula:

                  $X  =    P x S
                           1 - S

         where:

         X = the Acquisition Cost;

         P = the value of the Relevant Assets of the Fund; and

         S = the Relevant Proportion.

5.4 Where the notice of election to Acquire Equity is given pursuant to paragraph 4.1.3 or 5.1, then on the Acquisition Date the Special Unit holder shall pay the Acquisition Cost to the Trustee (in cash).

5.5 On payment to the Trustee of the Acquisition Cost all of the rights and obligations described in this Schedule attaching to the Special Unit shall cease to exist and the Special Unit shall convert into such number of units as shall give to the Special Unit Holder a holding of units equal to the Relevant Proportion of the units issued in the Fund as at the Acquisition Date including the units created as a result of the conversion of the Special Unit (those units ranking pari passu in all respects with the other units issued under this deed).

5.6 The Special Unit Holder, by giving its notice to the Trustee of its election to Acquire Equity pursuant to paragraph 4.1.3 or 5.1, shall be deemed to have agreed to hold the units into which the Special Unit is converted (pursuant to Clause 5.5) on and subject to the provisions of this Deed and to have authorised the Trustee to enter the name of the Special Unit Holder and the other particulars required under this deed in the Register in respect of the said units.

5.7 The valuation of any assets required to be made pursuant to any provision of this Schedule shall be made on an arm's length basis by the Auditors. The costs and expenses associated with any such valuation shall be paid by the Trustee out of the Fund.


6.       Transfer

6.1 Neither the Special Unit nor any interest therein shall be transferred, disposed of, alienated or otherwise dealt with without the prior consent of the Trustee.


7.       No Other Rights or Obligations

7.1 Save as provided in this Schedule, there are no rights or obligations which attach, or are liable to be attached, to the Special Unit.

7.2 Save as provided in this Schedule, the Special Unit shall not confer on its holder the right to participate in any distribution of:

         (i)      the assessable income of the Fund; or

         (ii) any assets of the Fund whether such distribution occurs in the course of a winding up of the Trust or otherwise.


8.       Amendments of Rights and Obligations

8.1 No provision of this Schedule which deals with, touches upon or the alteration of which may have a material adverse effect upon the rights and obligations attaching to the Special Unit may be amended or varied otherwise than with the prior consent of the Special Unit holder.


9.       Supply of Information; Keeping of Accounts

9.1 The Trustee shall comply with any reasonable request from the Special Unit holder for information as to the basis of, and any figures used in, the calculation of any sum, amount, figure or value required or contemplated to be calculated under this Schedule including, without limiting the foregoing, information concerning Additional Sales and calculations of distributions of income.

9.2 The Trustee shall keep such accounting records as correctly record and explain the transactions which form the basis of any calculations required or contemplated to be made under this Schedule and shall retain such accounting records for a period of not less than seven years after the completion of the transactions to which they relate. The Trustee shall keep the accounting records at such place or places in Darwin, The Northern Territory of Australia as the Trustee thinks fit.


10.      Return Ceiling

10.1 Notwithstanding anything contained elsewhere in this Schedule, it is acknowledged that the Special Unit holder shall not be entitled to any further distributions in respect of the Special Unit where the Special Unit holder has elected Option B pursuant to paragraph 4.1.2 and the Special Unit holder's Agreed Investment Payout has reached zero.


11.      NTEC Certificate

11.1 The Trustee shall serve upon the Special Unit holder a certificate in respect of the preceding six month period (ending on either 30 June or 31 December, as the case may be) which certificate shall specify the relevant half-Yearly investment contribution of the Special Unit holder and such details in respect of the Additional Sales during such preceding six month period as shall be sufficient to permit the calculation of the Pipeline Tariff Margin for that period. Such certificate shall be served upon the Special Unit holder by the Trustee as soon as reasonably practicable after the receipt by the Trustee from NTEC of such information as shall permit the Trustee to prepare the certificate.

11.2 The contents of any certificate shall be superseded by the contents of a later certificate as and when served upon the Special Unit holder.


12.      Additional Sales to NTEC

12.1 Without prejudice to paragraph 10.1 and notwithstanding any other provision of this Schedule, the Special Unit holder shall only be entitled to its Relevant Share of the Pipeline Tariff Margin on Additional Shares to NTEC in any Contract Year (such share expressed in A$ being hereinafter referred to as "the Relevant Amount") if the Trustee has received from NTEC in respect of those Additional Sales an amount equal to the Relevant Amount.

                                 FIFTH SCHEDULE

             Special Distribution Rights Attaching to Units held by
                               Darnor Pty. Limited


1.       Interpretation

1.1      In this Schedule unless the contrary intention appears:

         "Darnor" means Darnor Pty. Limited; and

         "Darnor's Relevant Share" means the share (expressed as a per centum) of the Pipeline Tariff Margin as specified in paragraph 3.1.

         The following words and terms shall have the meanings ascribed thereto respectively in the Fourth Schedule:

         "Acquisition Date";

         "Acquire Equity";

         "Additional Sales";

         "Agreed Investment Payout";

         "Election Date";

         "Option A";

         "Option B";

         "Pipeline Tariff Margin"; and

         "Trigger".

1.2 Unless the contrary intention appears, references to paragraphs are to paragraphs of this Schedule.


2.       Distribution in Respect of Units Held by Darnor

2.1 The units held by Darnor from time to time shall carry the additional right to an aggregate preferential annual distribution in respect of a financial year equal to Darnor's Relevant Share for that financial year.

3.       Relevant Share

3.1      Darnor's Relevant Share  shall be  the share  of Pipeline Tariff Margin
         calculated  in  accordance  with   the  following  provisions  of  this
         paragraph 3:

3.1.1 As from the date of this deed (UNTIL in the case where an election to Acquire Equity has been made by the Special Unit holder pursuant to paragraph 4.1.3 or 5.1 of the Fourth Schedule the day on which the Special Unit is converted pursuant to paragraph 5.5 of the Fourth Schedule and in any other case the later of the Acquisition Date and the day on which the Special Unit holder's Agreed Investment Payout reaches zero) the share of the Pipeline Tariff Margin shall be:

         (i) in respect of Additional Sales in the relevant financial year each of which is less than 5 PJ where the aggregate of those Additional Sales does not exceed 1 PJ: 50%;

         (ii) in respect of Additional Sales in the relevant financial year each of which is less than 5 PJ where the aggregate of those Additional Sales exceeds 1 PJ: 50%.

3.1.2 Where the Special Unit Holder has given notice or is deemed to have given notice (as the case may be) to the Trustee pursuant to paragraph
         4.1.2 of the Fourth Schedule of its election of:

         (i)      Option A, then:

                  (a) as from the occurrence of the Trigger the share of the Pipeline Tariff Margin shall be in the case of Additional Sales in the relevant financial year to individual customers or recipients other than NTEC of greater than 5 PJ: 75%;

                  (b) if Option A has been elected or deemed to have been elected (as the case may be) on or before the Election Date and the Special Unit holder has elected or been deemed to have elected not to Acquire Equity pursuant to paragraph 4.1.3 of the Fourth Schedule, then the share of Pipeline Tariff Margin specified in paragraph 3.1.3 (i) above shall CONTINUE UNTIL the later of the Acquisition Date and the day on which the Special Unit holder's Agreed Investment Payout reaches zero;

         (ii)     Option B, then:

                  (a) as from the occurrence of the Trigger and until the later of the Acquisition Date and the day on which the Special Unit holder's Agreed Investment Payout reaches zero the share of the Pipeline Tariff Margin shall be in the case of Additional Sales in the relevant financial year to individual customers or recipients other than NTEC: 75%;

                  (b) if at any time the Special Unit holder's Agreed Investment Payout reaches zero the share of the Pipeline Tariff Margin shall be in the case of Additional Sales in the relevant financial year to individual customers or recipients other than NTEC:
                           85%.


4.       Existence of Rights

4.1 The rights which are described in this Schedule shall attach to any unit or units held by Darnor only for so long as Darnor holds any such unit or units.


5.       Rights Additional; Pari Passu

5.1 The right of distribution provided in this Schedule to Darnor shall rank pari passu with the right of distribution provided to the Special Unit holder under the Fourth Schedule and shall be in addition to the right of Darnor to participate in any distribution pursuant to Part VII of this deed in respect of the units held by it from time to time.

5.2 Save for the additional rights attached under this Schedule, the units held by Darnor from time to time shall rank pari passu in all respects with the other units in the Trust.


6.       Amendment of Rights

6.1 No provision of this Schedule which deals with, touches upon or the alteration of which may have a material adverse effect upon the rights attaching to the units held by Darnor from time to time (which rights are pursuant to this Schedule) may be amended or varied otherwise than with the prior consent of Darnor.


7.       Supply of Information; Keeping of Accounts

7.1      The Trustee  shall comply with any  reasonable  request from Darnor for information as to the basis of, and any figures used in, the calculation of any sum, amount, figure or value required or contemplated to be calculated under this Schedule including, without limiting the foregoing, information concerning Additional Sales and calculations of distributions.

7.2 The Trustee shall keep such accounting records as shall correctly record and explain the transactions which form the basis of any calculations required or contemplated to be made under this Schedule and shall retain such accounting records for a period of not less than 7 years after the completion of the transactions to which they relate. The Trustee shall keep the accounting records at such place or places in Darwin, The Northern Territory of Australia as the Trustee thinks fit.

8.       NTEC Certificate

8.1 The Trustee shall serve upon Darnor a certificate in respect of the preceding six month period (ending on either 30 June or 31 December, as the case may be) which certificate shall specify such details in respect of the Additional Sales during such preceding six month period as shall be sufficient to permit the calculation of the Pipeline Tariff Margin for that period. Such certificate shall be served upon Darnor by the Trustee as soon as reasonably practicable after the receipt by the Trustee from NTEC of such information as shall permit the Trustee to prepare the certificate.

8.2 The contents of any certificate shall be superseded by the contents of a later certificate as and when served upon Darnor.


9.       Payment of Distributions in Respect of Units Held by Darnor

9.1 The distributions in respect of the units held by Darnor from time to time shall be paid into such bank account or otherwise as shall be notified to the Trustee by Darnor on or before 31 August 1986.


10.      Failure to make Investment Contribution

10.1 In the event of a failure to make an investment contribution (or any part thereof) (as contemplated in the Fourth Schedule) as and when due, Darnor shall be entitled to a distribution of that amount which would have been distributed to the Special Unit holder had that investment contribution (or the part thereof) been so made.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals on the day and year first hereinbefore mentioned.


SIGNED, SEALED AND DELIVERED                  )
by DAVID KEMPTHORNE STONE                     )
in the presence of:                           )       /s/ David K. Stone


         /s/ ______________________



THE COMMON SEAL of                            )
N.T. GAS PTY. LIMITED                         )
was hereunto affixed by                       )
authority of the directors and                )
in the presence of:                           )       /s/ ______________________
                                                                 Director

         /s/ ______________________
                   Secretary

                    NORTHERN TERRITORY ELECTRICITY COMMISSION

     NTEC House, 18-20 Cavenagh Street, o G.P.O. Box 1921, Darwin, NT. 5794.

     Head Office (and Darwin Commercial)                           82 7111
     Darwin Operations (SHPS, System Control, Workshops)           82 7700


ENQUIRIES:  ............................               TELEGRAPH:  DELCOM DARWIN
FILE No.  ..............................               TELEX:      AA85395


N.T. Gas Pty Limited                         Lohengrin Pty Limited
c/- Wardell Nominees Pty Limited             (proposed to be named
19 The Mall                                  "Amadeus Gas Producers
DARWIN   N.T.   5790                         Pty Limited")
(hereinafter referred to as "N.T. Gas")      (hereinafter referred to as "AGPL")

                                             c/- Messrs Chambers McNab
                                             Tully & Wilson
                                             12 Creek Street
                                             BRISBANE   QUEENSLAND

                                             28th June, 1985.


Dear Sirs,

                 Trust Deed in respect of the Amadeus Gas Trust
                    dated 27th June, 1985 between D.K. Stone
              as Settlor and N.T. Gas as Trustee ("the Trust Deed")

--------------------------------------------------------------------------------

We refer to the Trust Deed and acknowledge that AGPL is the Special Unit holder therein with the rights set out in the Fourth Schedule to the Trust Deed.

Words and expressions defined in the Fourth Schedule to the Trust Deed where used herein shall have the same meanings as in that Schedule.

We hereby undertake with each of N.T. Gas and AGPL to pay to N.T. Gas (in its capacity as Trustee of the Amadeus Trust) a sum equal to the Relevant Amount (as defined in paragraph 12.1 of the Fourth Schedule to the Trust Deed) in each Contract Year.



------------------------
The Common Seal of
The Northern Territory
Electricity Commission
was hereto affixed in
the presence of

/s/ ____________________

                              N.T. GAS PTY LIMITED
                    (Incorporated in the Northern Territory)




Registered Office:                                        Sydney Office:
C/- Wardell Nominees Pty Limited                          C/- CSR Limited
1st Floor                                                 1 O'Connell Street
19 The Mall                                               SYDNEY   N.S.W.   2000
DARWIN   N.T.   5790                                      Telephone:  02 235833


To:      Lohengrin Pty Limited
         (proposed to be named
         "Amadeus Gas Producers
         Pty Limited")
         (hereinafter referred to as "AGPL")

         C/- Messrs Chambers McNab
         Tully & Wilson
         12 Creek Street
         BRISBANE  QUEENSLAND


Dear Sirs,


                Allotment of Shares on Conversion of Special Unit

We refer to the Deed of Trust between David Kempthorne Stone as Settlor and N.T. Gas Pty. Limited ("NTG") as Trustee dated 27 June, 1985 whereby the Amadeus Gas Trust was constituted (the "Trust Deed") and, in particular, to paragraph 5.5 of the Fourth Schedule to the Trust Deed.

NTG hereby undertakes that, on the conversion of the Special Unit (as defined in the Trust Deed) into the units ranking pari passu in all respects with the other units issued under the Trust Deed, NTG shall allot (on receipt of the application moneys therefor) such number of ordinary shares of $l.00 each in the share capital of NTG as shall after allotment provide to AGPL a shareholding of 11% of the issued share capital of NTG.

Yours faithfully,


/s/________________________


for N.T. GAS PTY. LIMITED